exhibit 23

                       Consent of Independent Accountants


We hereby consent to the incorporation by reference in this Registration statement on Form S-8 of our report dated February 26, 2001 relating to the consolidated financial statements of BellSouth Corporation, which appears in BellSouth Corporation's Annual Report on Form 10-K for the year ended December 31, 2000.


                                                 /s/ PricewaterhouseCoopers LLP




Atlanta, Georgia
December 20, 2001








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